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                                   EXHIBIT 6.4

         Form of Amendment Number 3 to Principal Underwriting Agreement

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                              AMENDMENT NUMBER 3 TO
                        PRINCIPAL UNDERWRITING AGREEMENT


        Pursuant to the Principal Underwriting Agreement between Hartford Securities Distribution Company, Inc. and The Hartford Mutual Funds, Inc. (formerly known as ITT Hartford Mutual Funds, Inc.) dated July 22, 1996, as amended by Amendment Number 1 to Principal Underwriting Agreement dated December 31, 1997 and Amendment Number 2 to Principal Underwriting Agreement dated April 22, 1998 (as amended, the "Agreement"), The Hartford Global Leaders Fund and The Hartford High Yield Fund are hereby included as additional Funds. All provisions in the Agreement shall apply to The Hartford Global Leaders Fund and The Hartford High Yield Fund.

     IN WITNESS WHEREOF, the parties hereto have caused this amendment to be executed on the ______ day of ______, 1998.


                              HARTFORD SECURITIES DISTRIBUTION
                              COMPANY, INC.

                              ------------------------------
                              By:
                              Title:

                              THE HARTFORD MUTUAL FUNDS, INC.
                              on behalf of:

                              The Hartford Global Leaders Fund
                              The Hartford High Yield Fund

                              ------------------------------
                              By:
                              Title: